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                                                                    EXHIBIT 23.2

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 24, 2001 on the consolidated financial statements of Lariat Petroleum, Inc. for the year ended December 31, 1999, included in Newfield Exploration Company's Form 8-K/A filed with the Securities and Exchange Commission on February 13, 2001, and to the incorporation by reference in this registration statement of our report dated March 2, 2001 on the consolidated financial statements of Lariat Petroleum, Inc. for the year ended December 31, 2000, included in Newfield Exploration Company's Form 8-K filed with the Securities and Exchange Commission on October 4, 2001, and to all references to our Firm included in this registration statement.


/s/ ARTHUR ANDERSEN LLP
Tulsa, Oklahoma
February 7, 2002